                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 41 to Registration  Statement No. 33-14567 on Form N-1A of American  Century
Variable  Portfolios,  Inc. of our reports dated February 9, 2004,  appearing in the respective Annual Reports of VP Balanced Fund, VP Capital Appreciation Fund,
VP Income &  Growth Fund,  VP  International  Fund,  VP Ultra Fund, VP Value
Fund, and VP Vista Fund,  comprising American Century Variable Portfolios,  Inc.
for  the  year  ended   December  31,  2003,  in  the  Statement  of  Additional
Information,  which is part of this Registration  Statement.  We also consent to the  reference  to us  under  the  caption  "Other  Service  Providers"  in such
Statement of  Additional  Information,  which is also part of this  Registration
Statement.

/s/ Deloitte & Touche LLP
-------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
November 23, 2004